U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 AMENDMENT NO. 4

                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Global Yacht Services, Inc.,
                          ---------------------------
             (Exact name of registrant as specified in its charter)

Nevada                              4499                              88-0488686
------                              ----                              ----------
(State or other         (Primary Standard Industrial            (I.R.S. Employer
jurisdiction of          Classification Code Number)         Identification No.)
incorporation or
organization)


7710 Hazard Center Drive, Suite E-415, San Diego, California               92108
------------------------------------------------------------               -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                  619.990.0976
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                750,000(1)                $0.20                $150,000             $39.60
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                 50,000(2)                $0.20                $10,000              $2.64
====================================== ======================== ==================== ======================= ===============
                                                                                      Total Registration Fee:   $42.24

(1) Represents shares offered for sale by Global Yacht Services, Inc.
(2) Represents shares offered by selling shareholders. The offering price of $0.20 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                          Global Yacht Services, Inc.,
                              a Nevada corporation

                         800,000 Shares of Common Stock

This prospectus relates to 800,000 shares of our common stock. We are offering for sale 750,000 shares of our common stock in a direct public offering. The purchase price is $0.20 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Mitch Keeler, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $150,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement.

--------------------- ------------------- -------------------- ----------------
Title of securities    Number of offered    Offering price        Proceeds
   to be offered            shares             per share
--------------------- ------------------- -------------------- ----------------
  Common Stock(1)           750,000              $0.20            $150,000
--------------------- ------------------- -------------------- ----------------
(1)Represents shares offered for sale by Global Yacht Services, Inc.


Additionally, the selling security holders want to sell 50,000 shares of our issued and outstanding common stock. ^ The selling security holders will sell at a price of $0.20 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.



See "Risk Factors" on Pages 5 to 8 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.


                The date of this prospectus is January 30, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS


Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Use of Proceeds...............................................................8
Determination of Offering Price...............................................9
Dilution......................................................................9
Selling Security Holders.....................................................10
Plan of Distribution.........................................................10
Legal Proceedings............................................................11
Directors, Executive Officers, Promoters and Control Persons.................11
Security Ownership of Certain Beneficial Owners and Management...............14
Description of Securities....................................................14
Interest of Named Experts and Counsel........................................15
Disclosure of Commission Position on Indemnification for Securities
Act Liabilities..............................................................15
Organization Within Last Five Years..........................................15
Description of Business......................................................16
Management' Discussion and Analysis of Financial Condition and Results
of Operations................................................................20
Description of Property......................................................22
Certain Relationships and Related Transactions...............................23
Market for Common Equity and Related Stockholder Matters.....................22
Executive Compensation ......................................................24
Financial Statements.........................................................25
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................42
Legal Matters................................................................42
Experts......................................................................42
Additional Information.......................................................42
Indemnification of Directors and Officers....................................42
Other Expenses of Issuance and Distribution..................................43
Recent Sales of Unregistered Securities......................................43
Exhibits.....................................................................44
Undertakings.................................................................44
Signatures...................................................................45

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                         Our principal business address is 7710
                                      Hazard Center Drive, Suite E-415, San
                                      Diego, California 92108. Our telephone
                                      number is 619.990.0976.

                                      We provide a broad range of yacht services internationally. Our services include the following:

                                          o   yacht rental and charter;
                                          o   yacht sales and yacht services,
                                              such as the provision of captain,
                                              crew, supplies, maintenance,
                                              delivery as well as complete
                                              contracted care of yachts; and
                                          o   sales and service of yacht and
                                              related marine parts and
                                              equipment.

                                      Our president, Mitch Keeler, is an
                                      experienced captain and possesses a
                                      captain certification from the U.S. Coast
                                      Guard. Mr. Keeler provides professional
                                      advice and consultation for all aspects of yacht lease, purchase and ownership and is available for on site assistance anywhere in the world.

Our state of organization:            We were incorporated in Nevada on
                                      February 21, 2001.

Summary financial information:        The summary financial information set
                                      forth below is derived from the more
                                      detailed financial statements appearing
                                      elsewhere in this Form SB-2. We have
                                      prepared our financial statements
                                      contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.


     Income Statement             Period from                    Period from
                               February 21, 2001 to         February 21, 2001 to
                               September 30, 2001               June 30, 2001

                                 $                             $
Revenue                              20,236                        12,875
Gross Profit (Loss)                   7,971                         8,875
Net Income (Los                     (16,577)                       (2,897)
Net Income (Loss) Per Share            (.01)                         (.00)


     Balance Sheet             September 30, 2001              June 30, 2001
                                 $                             $
Total Assets                          47,078                       64,029
Total Liabilities                      1,750                        5,606
Shareholders' Equity                  45,328                       58,423




Primary offering
----------------

Number of shares being offered:       We intend to sell 750,000 shares of our
                                      common stock being registered pursuant to this registration statement.

Number of shares outstanding          1,282,777 shares of our common stock are
after the offering:                   currently issued and outstanding. After
                                      the offering, 2,032,777 shares of our
                                      common stock will be issued and
                                      outstanding.


Estimated use of proceeds:            We will receive $150,000 if all of the
                                      offered shares are sold. We intend to use any proceeds from such sale for marketing expenses and for working capital.


Secondary offering
------------------



Number of shares being offered:       The selling security holders want to sell
                                      50,000 shares of our issued and
                                      outstanding common stock. ^ The selling
                                      security holders will sell at a price of $0.20 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.


Estimated use of proceeds:            We will not receive any of the proceeds
                                      from the sale of those shares being
                                      offered by the selling security holders.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in February 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of September 30, 2001, our losses since inception were approximately $16,577. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

We depend on the continued use of our president's yacht for the charter services that we provide.

We do not own a ship or yacht for the charter services that we provide. Those charter services represent approximately 70% of our revenues. The yacht that was used to generate charter services revenue was the private property of our president. Our president has made no commitment to provide the use of his property in the future. We cannot guaranty that our president will continue to allow us to use his property in the future. If our president does not allow us to utilize his yacht in the future, then our revenues may significantly decrease or our expenses may substantially increase because we will be forced to pay third parties for the use of their yachts.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from conducting marketing activities and becoming profitable.

In order to further develop our business and fund proposed marketing activities, we believe that we need proceeds of approximately $100,000 from this offering. We believe that $100,000 will be sufficient to pay for the expenses of this offering and our proposed marketing activities. We may not realize sufficient proceeds to complete further development costs, or to provide adequate cash flow for planned marketing expenses. We have not yet engaged in any significant marketing of our products and services. Our marketing activities are significantly limited and, to pay for more sophisticated marketing activities, we need to raise funds in this offering. Our inability to raise sufficient funds in this offering may significantly hinder our growth and our ability to market our products and services. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We face intense competition in the recreational boating industry and may not have adequate resources to market our products in order to compete successfully.

We operate in a highly competitive environment. In addition to facing competition generally from non-boating recreation businesses seeking to attract discretionary spending dollars, the recreational boat and yacht charter industry is highly fragmented, resulting in intense competition for customers and suitable retail locations, particularly on or near waterways. Competition increases during periods of stagnant economic growth, such as currently exists. We compete primarily with single-location boat dealers and, with respect to sales of marine parts, accessories, services and equipment, with national specialty marine parts and accessories stores, catalog retailers, sporting goods stores, and mass merchants. Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. Our ability to compete effectively will be hindered unless we raise sufficient funds in this offering.

Problems with third-party suppliers could interrupt our operations, which could hinder our ability to generate revenues.

We purchase parts and equipment and contract for services from third parties. Therefore, we are subject to the following risks:

    o    delays in shipments;
    o    work stoppages; and
    o    termination of supply agreements.

The occurrence of any of these events or the loss of any supplier could interrupt our operations until alternative supply arrangements are made. We cannot assure you that we will be able to obtain parts or equipment from other suppliers in sufficient quantities to meet our near-term schedules or on substantially similar terms as our current arrangements. In addition, parts or equipment obtained from alternative sources may not meet customer preferences.

We may not be able to increase the size of our operations because the boating industry has been stagnant during recent years.

The recreational boating industry has experienced stagnant overall revenue growth over the last 10 to 15 years. Consumer spending patterns, federal tax policies, and the cost and availability of fuel impact overall boat purchases, especially luxury, high-end yachts. We believe that the lack of increase in overall boat purchases has resulted from increased competition from other recreational activities, perceived hassles of boat ownership, and relatively poor customer service and education throughout the retail boat industry. The lack of industry growth will hinder our ability to grow our operations.

Our ability to conduct profitable operations depends upon a number of factors relating to or affecting consumer spending for luxury goods and services, such as recreational boats or yacht charters.

Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects could reduce consumer spending in the markets we serve. Consumer spending on luxury goods and services also may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in the sale of luxury goods and services. We may be unable to maintain our profitability during any period of adverse economic conditions or low consumer confidence. In addition, changes in federal and state tax laws, such as an imposition of luxury taxes on new boat purchases, also influence consumers' decisions to purchase products we offer and could have a negative effect on our sales.

Fuel price increases or supply shortages may increase our costs of operations, which will reduce our profitability.

Diesel or gasoline engines power some of the recreational boats we charter or service. Consequently, a significant increase in the price or tax on the sale of fuel on a regional or national basis or an interruption in the supply could significantly increase our costs of operations and therefore reduce our profitability. At various times in the past, diesel or gasoline fuel has been difficult to obtain. The supply of fuels may be interrupted, rationing may be imposed, or the price of or tax on fuels may significantly increase in the future.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

To market our products and services, we may be required to raise additional funds. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs.

Risks related to owning our common stock:

The concurrent offering of shares by our selling security holders with the offering of shares to be sold by us may make it more difficult for us to sell our shares


We are selling 750,000 shares concurrently with the sale of 50,000 shares by the selling security holders. To the extent that selling security holder and our shares are being offered for sale concurrently, each sale of shares held by our selling security holders may reduce the number of investors willing to buy our shares as well as the demand for our shares. As a result, we may not be able to raise sufficient funds from this offering to implement our business strategy and our ability to raise capital may be hampered.


We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $150,000 if all of the shares of common stock offered by us at $0.20 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.

======================== ======================== ================== ================== =================================
 Offered Shares Sold       Offering Proceeds         Approximate         Total Net         Principal Uses of Net Proceeds
                                                  Offering Expenses  Offering Proceeds
------------------------ ------------------------ ------------------ ------------------ ---------------------------------
 187,500 shares (25%)            $37,500               $16,190            $21,310                 Working Capital
------------------------ ------------------------ ------------------ ------------------ ---------------------------------
                                                                                          Marketing Expenses and Working
 375,000 shares (50%)            $75,000               $16,190            $58,810                    Capital
------------------------ ------------------------ ------------------ ------------------ ---------------------------------
                                                                                          Marketing Expenses and Working
 562,500 shares (75%)           $112,500               $16,190            $96,310                    Capital
------------------------ ------------------------ ------------------ ------------------ ---------------------------------
                                                                                          Marketing Expenses and Working
750,000 shares (100%)           $150,000               $16,190           $133,810                     Capital
======================== ======================== ================== ================== =================================

If less than 25% of the shares are sold, then we intend to use the net proceeds that we receive solely for working capital. Working capital will be used to pay general administrative expenses of approximately $10,000, legal expenses of approximately $10,000 and accounting expenses of approximately $7,000 for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.

Assuming at least 50% of the shares are purchased, we intend to use 25% of the net proceeds for marketing expenses, and 75% of the proceeds for working capital. Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 750,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share.

Dilution
--------

We intend to sell 750,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 750,000 shares of common stock will be sold. The founding shareholders include Mitch Keeler and Melissa Day, our officers and directors. The shareholders include Flexgene Corp. and Carib Ventures, Inc.

============================== ========================================= ====================================== ==================
                                            Shares Issued                         Total Consideration                 Price
                               ----------------------------------------- --------------------------------------     Per Share
                                      Number               Percent             Amount             Percent
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders            1,005,000 Shares          48.25%             $10,500              4.99%              $0.01
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Shareholders                      277,777 Shares           13.34%             $50,000             23.75%              $0.18
------------------------------ ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares              750,000 Shares           36.01%             $150,000            71.26%              $0.20
============================== ====================== ================== =================== ================== ==================
Total                            2,032,777 Shares           100%              $210,500            100%
============================== ====================== ================== =================== ================== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2001.

--------------------------------------------------------------------- ------------------ ------------------- -------------------
                                                                      100% of offered     50% of offered      25% of offered
                                                                       shares are sold    shares are sold     shares are sold
--------------------------------------------------------------------- ------------------ ------------------- -------------------
Offering Price                                                        $0.20 per share    $0.20 per share     $0.20 per share
--------------------------------------------------------------------- ------------------ ------------------- -------------------
Net tangible book value at 9/30/01                                    $0.04 per share    $0.04 per share     $0.04 per share
--------------------------------------------------------------------- ------------------ ------------------- -------------------
Net tangible book value after giving effect to the offering           $0.10 per share    $0.07 per share     $0.06 per share
--------------------------------------------------------------------- ------------------ ------------------- -------------------
Increase in net tangible book value per share attributable to cash
payments made by new investors                                        $0.06 per share    $0.03 per share     $0.02 per share
--------------------------------------------------------------------- ------------------ ------------------- -------------------
Per Share Dilution to New Investors                                   $0.10 per share    $0.13 per share     $0.14 per share
--------------------------------------------------------------------- ------------------ ------------------- -------------------
Percent Dilution to New Investors                                            50%                65%                 70%
--------------------------------------------------------------------- ------------------ ------------------- -------------------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

    1. the number of shares owned by each selling security holder prior to this offering;
    2. the total number of shares that are to be offered for each selling security holder;
    3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering; and
    4. the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the company.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

------------------------- ------------------------ ------------------------ --------------------------- ---------------------------
    Name of Selling         Amount of Shares of      Amount of Shares of       Amount of Shares of         Percentage of Common
    Security Holder        Common Stock Owned by     Common Stock to be       Common Stock Owned by     Stock Owned if all of the
                             Selling Security      Offered by the Selling    Selling Security Holder     Offered Shares Are Sold
                             Holder Before the         Security Holder          After the Offering
                                 Offering
------------------------- ------------------------ ------------------------ --------------------------- ---------------------------
Flexgene Corp.                   180,555                  25,000                    155,555                      7.65%
-----------------------------------------------------------------------------------------------------------------------------------
Carib Ventures, Inc.             97,222                   25,000                     72,222                      3.55%
-----------------------------------------------------------------------------------------------------------------------------------

Plan of Distribution
--------------------

Primary Offering. We are offering for sale 750,000 shares of our common stock in a direct public offering. We have not conducted any discussions or negotiations for the sale of all or any portion of those 750,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 750,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization. This offering will terminate six months following the effective date of this registration statement.

Mitch Keeler, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Keeler is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

    o Mr. Keeler is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
    o Mr. Keeler will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
    o Mr. Keeler is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Keeler will restrict his participation to the following activities:

    o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
    o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
    o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:
Nevada, New York, Michigan, Massachusetts and Rhode Island.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.



Secondary Offering. The offering by the selling security holders will start as soon as this registration statement is declared effective. ^ The selling security holders will sell at a price of $0.20 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:



    o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
    o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
    o    privately negotiated transactions.

The shares of common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification. The following states have adopted an exemption from state registration for any isolated non-issuer transaction, whether or not effected through a broker-dealer: Alabama, Alaska, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, Rhode Island, South Carolina, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. Therefore, the selling security holders may offer their shares of common stock promptly in those states in reliance upon a state law exemption from state registration or qualification. The State of California provides an exemption from non-issuer transaction qualification requirements for any offer or sale of a security by the owner for his or her account if the sale is not accompanied by the publication of any advertisement and is not effected by or through a broker-dealer in a public offering.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could hinder our ability to conduct operations and complete future development, if suitable replacements are not promptly obtained. We hope that we will enter into employment agreements with Mitch Keeler and Melissa Day. Although we do not know the terms of those proposed agreements, we hope to enter into an employment agreement with Mitch Keeler and Melissa Day with a term of at least one year with compensation contingent on us becoming profitable. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

================= =============== ============================================
Name                   Age        Position
----------------- --------------- --------------------------------------------
Mitch Keeler            43        President and Director
----------------- --------------- --------------------------------------------
Melissa Day             33        Secretary, Treasurer, Director
================= =============== ============================================

Mitch Keeler. Mr. Keeler is our president and one of our directors since our inception. Mr. Keeler is our principal executive officer and is responsible for our day-to-day operations. Mr. Keeler currently devotes approximately 40 hours per week to our business. Mr. Keeler has been a licensed yacht captain for the past twenty years. He has a 100 Ton Master license, and is qualified for motor and sail operations and commercial assistance towing. He also has completed the following courses: U.S. Coast Guard Advanced Navigation; the Shipboard Firefighting School, Coast Guard Certified Course at Mobile, Alabama and the Maritime Consortium Compliance with U.S. Coast Guard Drug Testing Regulations. From 1997 to the present, Mr. Keeler has been the owner and operator of Tlaquepaque Yacht Charters, managing the crew and performing routine maintenance on a cruising route between Baja California, Mexico to Santa Barbara, CA. Tlaquepaque Yacht Charters' current operations include the rental of Mr. Keeler's yacht, Tlaquepaque, to other yacht charter service companies. Mr. Keeler currently devotes less than two hours per month on the business of Tlaquepaque Yacht Charters. Also from 1997 to the present, he has served as a tugboat captain for West Coast Tugs, where he moves various vessels and barges, works closely with pilots, and trains the crew. From 1994 to 1997, he served as the operations manager and captain for San Diego Harbor Excursions, conducting both ferry and dinner charters as the Captain of the Spirit of San Diego, a 120' Blaunt 600 passenger charter yacht. He also served as the manager of charters, performing maintenance, Coast Guard inspections, and personnel and deliveries. Prior to 1994, he was the captain of vessels ranging between 65' and 120', and has experience including interisland cruising in Hawaii, returning a vessel to Newport Beach from Kauai, Pacific yacht racing, long range cruising, conducting sport fishing charters, dinner cruises and whale watching trips. Mr. Keeler has not been a director of any other reporting company.

Melissa Day. Ms. Day has been our secretary and treasurer since our inception and was appointed one of our directors in August 2001. Ms. Day is our principal financial and accounting officer and is responsible for all of our financial reporting and record keeping. Ms. Day currently devotes approximately 40 hours per week to our business. Ms. Day has experience in the charter industry and has experience in advertising, web site design, graphic art and marketing. Ms. Day is a Microsoft Certified Professional in Windows NT, and has experience in network administration, design and installation. From 1999 to 2000, Ms. Day was a technical marketing director for Technology Answers, and in 1999 a Marketing Director of Information Systems for CFS Management. She was the Assistant NT Systems Administrator from 1998 to 1999 for Centrax Corporation, and from 1996 to 1998 was the owner of Business Systems Consulting, providing consulting services for technical-based business. She has a Bachelor of Science degree in business administration from the University of Southern California, with an emphasis in marketing and entrepreneurship, which she earned in 1993, and has an Associates degree in Computer Applications and Networks from Coleman College in La Mesa, California. Ms. Day is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 30, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The percentages in the table assume that the selling security holders will not sell any of their shares which are being registered in this registration statement.

Title of Class  Name of Beneficial Owner        Amount and Nature of   Percent of Class     Percent of Class    Percent of Class if
                                                Beneficial Owner       if No Shares are     if 750,000 Shares   500,000 Shares are
                                                                       Sold                 are Sold            Sold
--------------- ------------------------------- ---------------------- -------------------- ------------------- --------------------
Common Stock    Mitch Keeler                    1,000,000 shares,            77.96%               49.19%               56.09%
                7710 Hazard Center Drive,       president, director
                Suite E-415, San Diego,
                California 92108

Common Stock    Melissa Day                     5,000 shares,                 0.38%               0.24%                0.28%
                7710 Hazard Center Drive,       secretary,
                Suite E-415, San Diego,         treasurer, director
                California 92108

Common Stock    Flexgene Corp.                  180,555 shares               14.08%               8.88%                10.13%
                The Mill Mall, Barkers
                P.O. Box 62
                Roadtown, Tortola, BVI

Common Stock    Carib-Ventures Inc.             97,222 shares                 7.58%               4.78%                5.45%
                Caribbean Place, Suite #3
                P.O. Box 599
                Providenciales, Turks &
                Caicos Islands, BWI

Common Stock    All directors and named         1,005,000 shares             78.34%               49.43%               56.37%
                executive officers as a group

The officer, director and shareholder of Flexgene Corp. is Martin Regan. The director of Carib-Ventures Inc. is Sterling Directors Ltd. and Keith Burant. The shareholder of Carib-Ventures Inc. is Meridian Trust Company Limited, which is controlled by Keith Burant.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We were originally authorized to issue 25,000 shares of no par common stock. In May 2001, we amended our Articles of Incorporation to authorize 50,000,000 shares of $.001 par value common stock. As of January 30, 2002, 1,282,777 shares of our common stock were issued and outstanding. No preferred stock is authorized.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
    o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Mitch Keeler was our promoter. In May 2001, we issued 1,000,000 shares of our common stock to Mr. Keeler in exchange for $10,000.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on February 21, 2001.

Our Business. We provide a broad range of yacht services in the global marketplace. Our services include yacht rental and charter, yacht sales and yacht services, such as the provision of captain, crew, supplies, maintenance, delivery as well as full-scale contracted care of yachts. Our president, Mitch Keeler, is an experienced captain and possesses a captain certification from the U.S. Coast Guard. Mr. Keeler provides professional advice and consultation for all aspects of yacht lease, purchase and ownership and is available for on site assistance anywhere in the world.

We currently generate revenues from our charter services, which range from day charters to full week charters. We currently offer private yacht charters in San Diego, usually of up to one week in duration as well as corporate charters, which are typically 3 to 5 hours and short range. We have very few charters that are longer than one week, however, they do occur. Our officers act as captain and crew for our charter services, but we often utilize outside businesses for services such as catering and bartending.

To date, we have provided charter services with only Mr. Keeler's yacht, Tlaquepaque. For those charter services, Mr. Keeler did not get paid or reimbursed for providing the use of his yacht. We do not believe that there are limitations on our use of Mr. Keeler's yacht in the future, although Mr. Keeler has not made any formal commitment to provide us with the use of his yacht at no charge. We anticipate that Mr. Keeler will not expect to be paid or reimbursed for providing the use of his yacht as long as he is our president and maintains a significant equity interest in us.

We also have arrangements with four yacht charter companies, which provide that we may use their yachts for our charter services. Those arrangements provide that we can rent those companies' yachts for fixed daily and hourly rental fees ranging from $300 per hour to $3000 per day depending on the size of the yacht. We cannot guaranty that those yachts will be available in the event that we need to rent those yachts to provide our services.

We have also generated revenues from our yacht management services and our delivery services. Yacht management services include managing the yacht for the owners including routine maintenance, repairs and electronics installation. Regular maintenance includes services such as exterior and interior cleaning, bottom cleaning, waxing and zinc replacement. Delivery services include delivering newly purchased yachts to various locations around the world.

We use subcontractors on a per job basis for various services that we provide. Those subcontractors are paid by us when we are paid by the client. Subcontractors for our charter services may include, but are not limited to, the following: captains, deckhands, stewards, cooks, caterers, entertainment, and bartenders. Other subcontractors that we use include yacht repair persons and skilled electronics installers.

Our Products and Services. We intend to be a professional source that the yacht owner or enthusiast will utilize for all their yachting requirements, including brokering sales or providing consulting services for yacht purchases, overseeing delivery to a foreign destination, recruiting captain and crew, procuring and supervising quality subcontract repairs and routine maintenance, and providing yacht charter cruises. We intend to provide high quality customer service, which we hope will result in repeat and referral business.

We currently provide the following services:

    o yacht services such as the provision of captains, engineers and crew, from a list of qualified prospects and also supplies and maintenance;
    o    deliveries of yachts to worldwide destinations;
    o full-scale contracted care yachts, including interior and exterior cleaning twice monthly, exterior waxing twice yearly, bottom cleaning once monthly, and routine maintenance;
    o advice and consultation to clients with regard to all aspects of yacht lease, purchase, custom construction and ownership, such as consultation at a boat show by contract, although we have not generated any revenues from theses services; and
    o    brokering traditional face-to-face yacht sales, of vessels in the $1 -
         1.5 million range, although we have not generated any revenues from theses services.

We are currently equipped to provide all of the above services those services only require the manpower of our officers and directors and the use of subcontractors.

We intend to provide the following services:

    o yacht sales or lease by means of the website, of vessels in the $500,000 range; and
    o    custom yacht design and construction.

In order to provide the above services, we need to develop our website. We also intend to establish relationships with various parties including yacht owners, sellers, brokers, lessors, charter agents, maintenance suppliers, industry professionals and specialists, captains, crew, engineers, designers, insurance agents, legal advisors, and government agents. In the high-end yachting industry, reputation of the company and its personnel is very important to the customers. Our president, Mitch Keeler has extensive contacts and experience in all aspects of the yachting industry due to his 20 years in the field as a licensed yacht captain. We believe that a significant portion of our customers will be generated by referral from Mr. Keeler's contacts.

Our facilities are located in San Diego, California, giving us a presence in what we believe is one of the world's largest luxury yacht markets. We also intend to conduct operations to the eastern Caribbean market through Global Yacht Services (BVI) Limited, our wholly owned subsidiary. We anticipate that our subsidiary will establish an office in Tortola, British Virgin Islands, so that we provide services to that market. Our subsidiary has not conducted any operations to date.

We anticipate that we will develop our website so that it will function as a means for global clients to access our range of services and communicate with us. In California, the chief means of contact will be in person, by mail, e-mail, phone or fax, although we anticipate that a significant portion of our business will be conducted away from the office or at the client's location. We believe that we must be accessible via multiple types of communication systems, such as cellular phone and email, so that prospects and clients can always reach us.

We anticipate that we will rely upon effective business systems to grow our business. We intend to develop an information database to capture client data for future business development, which will cue our management follow-up calls to brokers and clients for a regular check up to ensure they are satisfied with current services. As with many other luxury purchases, luxury yacht purchases are often cyclical with some clients upgrading to new models every 2 or 3 years. We hope to serve these clients in making these upgrade purchases. However, we expect that other clients will maintain their original yacht, but make use of relevant maintenance services through us.

Our business, as well as the entire recreational boating industry, is highly seasonal, with seasonality varying in different geographic markets. We expect to realize significantly lower sales and operations in winter months in climates that are characterized by cold temperatures or severe weather. However, we anticipate activity to generally fluctuate with seasonal changes. Our business could become substantially more seasonal as we expand operations into colder regions of the United States. In addition, weather conditions adversely impact our operating results. For example, drought conditions, reduced rainfall levels, and excessive rain may force boating areas to close or render boating dangerous or inconvenient, thereby curtailing customer demand for our products. In addition, unseasonably cool weather and prolonged winter conditions may lead to shorter selling seasons in certain locations. Hurricanes and other storms could result in the disruption of our proposed Caribbean operations or damage to our proposed boat inventories and facilities. As a result, our operating results in some future quarters could be below our expectations.

Our Website www.gysi-online.com. Our current website, which is hosted by a local provider in San Diego, California, displays our corporate logo and contact information and provides a general description of our staff, the services that we provide as well as links to resources of interest to yacht owners. We believe that there is a need in the global yacht industry for clients to obtain timely and comprehensive services. We hope to fulfill this need by means of our website, which we intend to further develop to provide one-stop shopping and support for clients and prospective clients.

Our Target Markets and Marketing Strategy. We do not believe that our current operations depend on one or a limited number of customers. We intend to serve the global high-end luxury yachting market through relationship marketing and our website. We will begin by providing service in the San Diego region, central to the southern California yacht market, by approaching existing yacht owners to act as charter agents. Yacht services such as care-taking or maintenance, making travel arrangements and brokering captains and crew, yacht delivery world-wide, yacht sales and general yachting related services will be provided initially in San Diego, Orange, and Los Angeles counties. The southern California region is second only to Florida in the U.S. market for luxury yachts and services.

We intend to be competitive in price to satisfy those clients who are price shoppers. However, we intend to provide high quality services, which we believe will attract loyal clients for whom price will be a secondary consideration. We will promote our services primarily by means of our website, but also by relationship-building with yacht brokers, articles and advertisements in trade publications such as Yachts International, duPont Registry, Yachting, Yachting World, Sea Magazine and Motor Yachting Magazine, as well as by reputation and word-of-mouth. Additionally, we anticipate that attendance at a number of boat shows will be necessary, often in a contract capacity to assist a client to find a new vessel.

Our Growth Strategy. Our objective is to establish our reputation of providing preeminent services to luxury yacht owners and users of yacht services initially in San Diego, Orange and Los Angeles counties. Our strategy is to provide clients with exceptional personal service and access to products and services. Key elements of our strategy include:

    o    cultivate relationships with existing and potential clients;
    o increase our relationships with third party providers of maintenance and repair products and services;
    o    continue to promote our website and expand its capabilities; and
    o expand operations in the southern California and eastern Caribbean markets.

Our Competition. The market for luxury yacht sales and services is very competitive. We compete primarily with single-location boat dealers and yacht brokers with respect to brokering sales or providing consulting services for yacht purchases and overseeing delivery to a foreign destination. We also compete with national specialty marine parts and accessories stores, catalog retailers, sporting goods stores, and mass merchants with respect to sales of marine parts, accessories, services and equipment.

We also compete with other providers of yacht charter services and with cruise ship lines and other forms of vacation choices and types of recreation. In addition, several of our competitors, especially those selling marine equipment and accessories, are large international, national or regional businesses that have substantial financial, marketing, and other resources. Private boat charters are additional competition.

We intend to compete on the basis of price and quality of service and by offering a complete range of services. We intend to utilize the experience and contacts of Mitch Keeler to provide high quality services at a reasonable price. We believe that Mr. Keeler's experience and contacts in the industry will allow us to pay less for the services that we subcontract. We also believe that we can compete by providing a complete range of services, from assisting clients with purchase, delivery maintenance and sale of their yacht. We can also teach the client how to operate the boat and understand the systems. We believe that by offering a total range of services to the yacht owner we can compete effectively with those competitors that only offer one of the services that we provide.

Additionally, the market for similar products and services offered over the Internet is highly competitive. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify. Our yacht purchasing and maintenance services compete against a variety of Internet and traditional boat and other recreational equipment purchasing services as well as boat manufacturers, yacht brokers and yacht maintenance companies. Therefore, the competitive factors faced by both Internet commerce companies as well as traditional, offline companies within the boating equipment and service industries affect us. To compete successfully in the global marketplace as an Internet-based commercial entity, we must significantly increase awareness of our services and brand name.

We anticipate we will compete with other entities which maintain similar commercial websites including buymarine.com, yachtworld.com, boating.com, boattraderonline.com, boatowners.com and boat-yachts.com. In addition, all major cruise companies, yacht manufacturers and other boating industry players have their own websites and many have recently launched or announced plans to launch online buying services. For example, Campers & Nicholsons, or C&N, which is based overseas with a long-established history and reputation, uses traditional means such as relying on referrals, direct mail and high-end catalogue to generate leads. However, C&N also has a website, cnconnect.com, but mostly relies upon this means of communication to generate calls to brokers. On the other hand, Yachtstore generates the majority of its business from its website, where a buyer can conduct transactions from yacht purchases to charter arrangements without speaking to a live broker. We also compete with yacht charter or maintenance companies, as well as yacht manufacturers and dealers. Such companies may already maintain or may introduce websites which compete with ours.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for yacht sales, service or charters, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

Our Intellectual Property. We do not presently own any patents, trademarks, copyrights, licenses, concessions or royalties. Our success may depend in part upon our ability to protect our trade name, preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

    o    these agreements will not be breached;
    o    we would have adequate remedies for any breach; or
    o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

We own the Internet domain name www.gysi-online.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Government Regulation. Our yacht sales, maintenance and charter operations are subject to extensive regulation, supervision, and licensing under various federal, state, and local statutes, ordinances, and regulations. For example, broker services require sales licenses in most states, and boats under charter must adhere to U.S. Coast Guard standards, including safety regulations such as those for life-saving equipment, and are subject to various vessel inspection and testing requirements. Also, vessel manufacturers must certify yachts and all recreational powerboats sold in the U.S. meet U.S. Coast Guard standards. These certifications specify standards for the design and construction of yachts and other powerboats. In addition, yacht safety is subject to federal regulation under the Boat Safety Act of 1971. The Boat Safety Act requires boat manufacturers to recall products for replacement of parts or components that have demonstrated defects affecting safety. In addition, boats manufactured for sale in other countries must be certified to meet standards in those jurisdictions.

Certain states have required or are considering requiring a license to operate a recreational boat. These licensing requirements are not expected to be unduly restrictive. They may, however, discourage potential first-time buyers, which could hinder our ability to generate revenues. In addition, certain state and local governmental authorities are contemplating regulatory efforts to restrict boating activities on certain inland bodies of water. While the scope of these potential regulations is not yet known, their adoption and enforcement could significant reduce our revenues.

Changes in federal and state tax laws, such as an imposition of luxury taxes on new boat purchases, also could influence consumers' decisions to purchase products we offer and could have a negative effect on our sales. For example, during 1991 and 1992, the federal government imposed a luxury tax on new recreational boats with sales prices in excess of $100,000, which coincided with a sharp decline in boating industry sales from the late 1980s compared to 1992.

Our business or that of our subcontractors may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials, such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline, and diesel fuels. Accordingly, we could be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards, and liability related thereto, and providing penalties for violations of those standards.

In particular, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA or Superfund, imposes joint, strict, and several liability on:

    o owners or operators of facilities at, from, or to which a release of hazardous substances has occurred;
    o parties who generated hazardous substances that were released at such facilities; and
    o parties who transported or arranged for the transportation of hazardous substances to such facilities.

A majority of states have adopted Superfund statutes comparable to and, in some cases, more stringent than CERCLA. In addition, operations conducted on waterways are subject to federal or state laws regulating navigable waters (including oil pollution prevention), fish and wildlife, and other matters.

Additionally, Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of January 30, 2002, we have two full time employees. As of September 30, 2001, we had no employees. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants for the various services that we provide.

Facilities. Our executive, administrative and operating offices are located 7710 Hazard Center Drive, Suite E-415, San Diego, California 92108.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from February 21, 2001, our date of formation, through September 30, 2001.
-------------------------------------------------------------------------------

Liquidity and Capital Resources. We have cash of $47,078 as of September 30, 2001. We believe that our available cash is sufficient to pay our day-to-day expenditures. Our officers and directors provided us with our initial capitalization of $10,500. In May 2001, we sold 277,777 shares of common stock to two investors for $0.18 per share. The total proceeds were approximately $50,000. Those proceeds were used to provide us with additional working capital. As of September 30, 2001, our total liabilities were approximately $1,750, all of which was for accounts payable and accrued expenses.

Results of Operations.

Revenues. We have realized revenues of approximately $20,236 during the period ended September 30, 2001. Those revenues included approximately $14,627 for charter services, $2,000 for delivery services and $3,609 for yacht management fees. We anticipate that our revenues will increase significantly as we expand our customer base.

For the period ended September 30, 2001, our cost of revenues was approximately $12,265. Cost of revenues includes approximately $8,507 for charter expenses and $3,758 for yacht management expenses. Charter expenses include yacht fuel, docking fees, and supplies and maintenance. Our president, Mitch Keeler, owns one yacht, Tlaquepaque, which may be used for our charter services. To date, we have provided charter services with only Mr. Keeler's yacht, Tlaquepaque. For those charter services, Mr. Keeler did not get paid or reimbursed for providing the use of his yacht. We do not believe that there are limitations on our use of Mr. Keeler's yacht in the future, although Mr. Keeler has not made any formal commitment to provide us with the use of his yacht at no charge. We anticipate that Mr. Keeler will not expect to be paid or reimbursed for providing the use of his yacht as long as he is our president and maintains a significant equity interest in us. Our gross margin for the period ended September 30, 2001, was approximately $7,971.

We also have arrangements with four yacht charter companies, which provide that we may use their yachts for our charter services. Those arrangements provide that we can rent those companies' yachts for fixed daily and hourly rental fees ranging from $300 per hour to $3000 per day depending on the size of the yacht. We cannot guaranty that those yachts will be available if we need to rent those yachts to provide our services.

Operating Expenses. For the period ended September 30, 2001, our total expenses were approximately $24,586. The majority of those expenses were legal and professional fees of $14,910. Other expenses included advertising expenses of approximately $1,121, office supplies and expenses of approximately $2,622 and outside services of independent contractors of approximately $3,000. For the period ended September 30, 2001, we experienced a net loss of approximately $16,577.

For the period from February 21, 2001, our date of formation, through June 30, 2001.
------------------------------------------------------------------------------

Results of Operations.

Revenues. We have realized revenues of approximately $12,875 from yacht charters and management services that we provided during the period ended June 30, 2001. We anticipate that our revenues will increase significantly as we expand our customer base. For the period ended June 30, 2001, our cost of revenues was approximately $4,000. Cost of revenues includes approximately $1,450 for yacht fuel, $1,050 for port and docking fees and $1,500 for supplies and maintenance. There are no yacht rental expenses listed on our financial statements for the period ended June 30, 2001, because we have chosen to break down the cost of using the various yachts into categories, such as yacht fuel, docking fees, and supplies and maintenance. Our president, Mitch Keeler, owns one yacht, Tlaquepaque, which we may use for our charter services. Mr. Keeler does not expect to be paid or reimbursed for providing the use of his yacht. Our gross margin for the period ended June 30, 2001, was approximately $8,875.

Operating Expenses. For the period ended June 30, 2001, our total expenses were approximately $10,921. The majority of those expenses were legal and professional fees of $5,885. Other expenses included advertising expenses of approximately $1,100, office supplies and expenses of approximately $1,747 and outside services of independent contractors of approximately $1,500. For the period ended June 30, 2001, we experienced a net loss of approximately $2,897.

Our Plan of Operation for the Next Twelve Months. In our management's opinion, to effectuate our business plan in the next twelve months, the following events should occur or we should reach the following milestones in order for us to become profitable:

1. We must conduct marketing activities to promote our services and obtain additional customers to increase our customer base. We currently market our business primarily through referrals and our website. Our president, Mitch Keeler, had a large foundation of business and a strong reputation in the industry, which we believe has been transferred to us. We believe that referrals comprise approximately 70% of our business and business generated from our website is approximately 30% of our business. Future marketing will include articles and advertisements in industry publications, such as:
         Yachting, Motor Boating, and Sea. Within six months, we should have increased our customer base.

2. We must develop relationships with various parties including yacht owners, sellers, brokers, lessors, charter agents, maintenance suppliers, industry professionals and specialists, captains, crew, engineers, designers, insurance agents, legal advisors, and government agents. We believe that these parties will help supply some of our services and they may become sources of referrals. Within six to twelve months, we should have developed relationships with several of those parties who provide some of the services that we offer as well as be sources of referrals.

3. We must develop our website so that it will function as a means for global clients to access our range of services and communicate with us for support services as well as for use as a marketing tool to inform and persuade customers to engage our services. We intend to develop our website so that we utilize a database set up on the backend, which will capture customer information and allow us to process information concerning our clients and potential clients. One objective for our website is to interact with clients in "real time" so that they feel that their needs are being taken care of professionally and on a personal level. Within six to twelve months, we should have developed our website to provide those services.

We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have cash of $47,078 as of September 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Those funds do not include any funds raised in this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering. If we do not raise adequate funds from this offering, then we may not be able to conduct marketing activities and expand our operations.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

  =============================== =========================
  Property                           September 30, 2001
  ------------------------------- -------------------------
  Cash                                      $47,078
  ------------------------------- -------------------------
  Property and Equipment, net                 $0
  =============================== =========================

Our Facilities. Our executive, administrative and operating office is approximately 150 square feet and is located in the personal residence of Mitch Keeler, our president and one of our directors. We have complete ownership of this office and we do not share this office with any other business. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Mitch Keeler, our president and director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Keeler does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $193 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Keeler.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

Mitch Keeler, our president and director, currently provides office space to us at no charge. Mr. Keeler does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $193 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Keeler.

Our president, Mitch Keeler, owns one yacht, Tlaquepaque, which is used for our charter services. Mr. Keeler does not expect to be paid or reimbursed for providing the use of his yacht.

In February 2001, we issued 1,000,000 shares of our common stock to Mitch Keeler, our president and one of our directors, in exchange for $10,000, or $0.01 per share.

In May 2001, we issued 5,000 shares of our common stock to Melissa Day, our secretary, treasurer and one of our directors, in exchange for $500, or $0.10 per share.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o        disclose such transactions in prospectus' where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o        obtain uninterested directors consent; and
     o        obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of January 30, 2002, there were four record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale 50,000 shares of common held by current security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Our existing shareholders have substantial influence over our operations and can significantly influence matters requiring shareholder approval. Mitch Keeler and Melissa Day, each of whom is one of our officers and directors, will beneficially own approximately 49% of our common stock following the completion of this offering if all of the shares of are sold, or approximately 56% if two thirds of the offered shares are sold. As a result, they will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors, approval of significant corporate transactions and the ability to control the decision of whether a change in control will occur.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o    a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o    the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== ==========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- --------------------------
Mitch Keeler - president                     2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- --------------------------
Melissa Day - secretary, treasurer           2001        None          None              None                    None
============================================ ======= ============= ============= ===================== ==========================

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Compensation of Officers. As of January 30, 2002, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into an employment agreement with Mitch Keeler, although we do not currently know the terms of that employment agreement.



Financial Statements
--------------------


                           GLOBAL YACHT SERVICES, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

                           GLOBAL YACHT SERVICES, INC.


                                    CONTENTS





                                                                          PAGE
                                                                          ----
Consolidated Financial Statements (Unaudited)

     Consolidated Balance Sheet                                             27

     Consolidated Statements of Operations                                  28

     Consolidated Statements of Changes in Stockholders' Equity             29

     Consolidated Statements of Cash Flows                                  30

     Notes to Consolidated Financial Statements                             31

                           GLOBAL YACHT SERVICES, INC.

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 2001

                                   (UNAUDITED)



                                     ASSETS
                                     ------
Current assets
   Cash                                                            $     47,078
    Accounts receivable, net                                                ---
                                                                   -------------

    Total current assets                                                 47,078

Other assets                                                                ---
                                                                   -------------

    Total assets                                                   $     47,078
                                                                   =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


Current liabilities
   Accounts payable and accrued expenses                           $      1,750
                                                                   -------------

    Total current liabilities                                             1,750
                                                                   -------------

Stockholders' Equity
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 1,282,777                          1,283
    Additional paid-in capital                                           60,622
    Deficit accumulated during the development stage                    (16,577)
                                                                   ------------

       Total stockholders' equity                                        45,328
                                                                   -------------

          Total liabilities and stockholders' equity               $     47,078
                                                                   =============




                 See accompaning notes to financial statements.

                           GLOBAL YACHT SERVICES, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)



                                                                                       FEBRUARY 21, 2001
                                                               THREE MONTHS ENDED        (INCEPTION) -
                                                               SEPTEMBER 30, 2001      SEPTEMBER 30, 2001
Revenues                                                       ------------------      ------------------
   Charter services                                               $        3,027          $       14,627
   Delivery services                                                       2,000                   2,000
   Yacht management fees                                                   2,334                   3,609
    Less: returns and allowances                                             ---                     ---
                                                                  --------------          --------------

         Net revenues                                                      7,361                  20,236

Cost of revenues
   Charter expenses                                               $        6,007          $        8,507
   Yacht management expenses                                               2,258                   3,758
                                                                  --------------          --------------

         Total cost of revenues                                            8,265                  12,265
                                                                  --------------          --------------
Gross margin                                                                (904)                  7,971

General and administrative expenses
   Advertising                                                                21                   1,121
   Legal and professional fees                                             9,025                  14,910
   Occupancy                                                                 585                   1,405
   Office supplies and expense                                               875                   2,622
   Outside services                                                        1,500                   3,000
   Printing and reproduction                                                  95                     632
   Telephone and utilities                                                   704                     896
                                                                  --------------          --------------

    Total operating expenses                                              12,805                  24,586
                                                                  --------------          --------------

Loss from operations                                                     (13,709)                (16,615)

Other income                                                                  29                      38
                                                                  --------------          --------------

Loss before provision for income taxes                                   (13,680)                (16,577)

Provision for income tax expense (benefit)                                   ---                     ---
                                                                  --------------          --------------

Net loss/Comprehensive loss                                       $      (13,680)         $      (16,577)
                                                                  ==============          ==============
Net loss/comprehensive loss per common share
--- basic  and diluted                                            $         (.01)         $         (.01)
                                                                  ==============          ==============
Weighted average of common shares
 --- basic and diluted                                                 1,282,777               1,165,051
                                                                  ==============          ==============





                See accompanying notes to financial statements.

                           GLOBAL YACHT SERVICES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

            FEBRUARY 21, 2001 (INCEPTION) THROUGH SEPTEMBER 30, 2001

                                   (UNAUDITED)

                                                   Common Stock            Additional
                                         -----------------------------      Paid-In       Accumulated
                                             Shares          Amount         Capital          Deficit           Total
                                         -------------   -------------   -------------    ------------     -------------
Balance, February 21, 2001                         ---   $         ---   $         ---    $        ---     $         ---

Issuance of common stock,
  February 22, 2001                          1,000,000           1,000           9,000             ---            10,000

Issuance of common stock,
  May 4, 2001                                    5,000               5             495             ---               500

Issuance of common stock,
  May 25, 2001                                 277,777             278          49,722             ---            50,000

Cost of occupancy
   Contributed by officer                          ---             ---             820             ---               820

Net loss/comprehensive loss                        ---             ---             ---          (2,897)           (2,897)
                                         -------------   -------------   -------------    ------------     -------------

Balance, June 30, 2001                       1,282,777           1,283          60,037         (2,897)            58,423
                                         -------------   -------------   -------------    ------------     -------------
Cost of occupancy
   Contributed by officer                          ---             ---             585             ---               585

Net loss/comprehensive loss                        ---             ---             ---         (13,680)          (13,680)
                                         -------------   -------------   -------------    ------------     -------------

Balance, September 30, 2001                  1,282,777   $       1,283   $      60,622    $    (16,577)    $      45,328
                                         =============   =============   =============    ============     =============





                See accompanying notes to financial statements.

                           GLOBAL YACHT SERVICES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)




                                                                                                 FEBRUARY 21, 2001
                                                                         THREE MONTHS ENDED        (INCEPTION) -
                                                                          SEPTEMBER 30, 2001    SEPTEMBER 30, 2001
CASH FLOWS FROM OPERATING ACTIVITIES                                      ------------------    ------------------
   Net loss                                                                $        (13,680)       $      (16,577)
   Adjustments  to  reconcile  net loss to net cash used in  operating activities
    Occupancy costs contributed by officer                                              585                 1,405
    Changes in operating assets and liabilities
       Decrease in accounts receivable                                                  600                   ---
       Increase (decrease) in accounts payable
         and accrued expenses                                                        (3,856)                1,750
                                                                           ----------------       ---------------

          Net cash provided by operating activities                                 (16,351)              (13,422)
                                                                           ----------------       ---------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                    ---                   ---
                                                                           ----------------       ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                               ---                60,500
                                                                           ----------------       ---------------

          Net cash provided by financing activities                                     ---                60,500
                                                                           ----------------       ---------------

NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                                            (16,351)                47,078

CASH AND CASH EQUIVALENTS, beginning of period                                      63,429                    ---
                                                                           ---------------        ---------------

CASH AND CASH EQUIVALENTS, end of period                                   $        47,078        $        47,078
                                                                           ===============        ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW   INFORMATION
    Income taxes paid                                                      $           ---        $           ---
                                                                           ===============        ===============
    Interest paid                                                          $           ---        $           ---
                                                                           ===============        ===============





                See accompanying notes to financial statements.

                           GLOBAL YACHT SERVICES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

                                   (UNAUDITED)


NOTE 1 - PRINCIPLES OF CONSOLDIATION AND BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements include the accounts of the Global Yacht Services, Inc. and its majority owned subsidiary, Global Yacht Services, Ltd. All significant intercompany transactions have been eliminated, if any. The unaudited consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 301(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 2001 and from February 21, 2001 (inception) through September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. For further information, the statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's registration statement on Form SB-2.


NOTE 2 - COMMON STOCK

         On February 22, 2001, the Company issued 1,000,000 shares of its common stock to its officer and founder for $10,000 cash to initially capitalize the Company. Since there was no readily available market value at the time the shares were issued, the value of $0.01 per share was considered as a reasonable estimate of fair value between the officer and the Company.

         On May 4, 2001, the Company issued 5,000 shares of its common stock to an officer for $500 cash. Since there was no readily available market value at the time the shares were issued, the value of $0.10 per share was considered as a reasonable estimate of fair value between the office and the Company.

         On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 5 of the Securities Act of 1933 and Regulation S promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, the Company issued 277,777 shares of its common stock at $0.18 per share for a total of $50,000.


NOTE 3 - RELATED PARTY TRANSACTIONS

         On February 22, 2001 and May 4, 2001, the Company issued 1,000,000 and 5,000 shares of its common stock, respectively to it current officers for cash as described in Note 2.

         The Company occupies office space provided by its officer. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the officer's total monthly costs. These amounts are shown in the accompanying consolidated statement of operations for the three-month period ended September 30, 2001 and from February 21, 2001 (inception) and are considered additional contributions of capital by the officer and the Company.

                           GLOBAL YACHT SERVICES, INC.


                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                           GLOBAL YACHT SERVICES, INC.

                                    CONTENTS





                                                                          PAGE
                                                                          -----

Independent Auditor's Report                                                34

Consolidated Financial Statements:

     Consolidated Balance Sheet                                             35

     Consolidated Statement of Operations                                   36

     Consolidated Statement of Changes in Stockholders' Equity              37

     Consolidated Statement of Cash Flows                                   38

     Notes to Consolidated Financial Statements                          39 - 41

                          Independent Auditor's Report



To the Stockholders of
Global Yacht Services, Inc.


         I have audited the accompanying consolidated balance sheet of Global Yacht Services, Inc. and its subsidiary as of June 30, 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period February 21, 2001 (inception) through June 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Yacht Services, Inc. and its subsidiary as of June 30, 2001, and the results of its operations and its cash flows for the period February 21, 2001 (inception) through June 30, 2001 in conformity with generally accepted accounting principles in the Unites States.





                                         /s/ Quintanilla

                                         A Professional Accountancy Corporation
                                         Laguna Niguel, California

                                         August 29, 2001

                           GLOBAL YACHT SERVICES, INC.

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2001




                                     ASSETS
                                     ------
Current assets
    Cash                                                       $         63,429
    Accounts receivable, net                                                600
                                                               ----------------

       Total current assets                                              64,029

Other assets                                                                ---
                                                               ----------------

       Total assets                                            $         64,029
                                                               ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
    Accounts payable and accrued expenses                      $          5,606
                                                               ----------------

       Total current liabilities                                          5,606
                                                               ----------------

Contingencies

Stockholders' Equity
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 1,282,777                         1,283
    Additional paid-in capital                                          60,037
    Accumulated deficit                                                 (2,897)
                                                              -----------------

       Total stockholders' equity                                        58,423
                                                               ----------------

          Total liabilities and stockholders' equity           $         64,029
                                                               ================





          See accompanying notes to consolidated financial statements.

                           GLOBAL YACHT SERVICES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

               FEBRUARY 21, 2001 (INCEPTION) THROUGH JUNE 30, 2001




Revenues
    Charter services                                          $          11,600
    Yacht management fees                                                 1,275
    Less: returns and allowances                                            ---
                                                             ------------------

       Net revenues                                                      12,875

Cost of revenues
    Yacht fuel                                                            1,450
    Port and docking fees                                                 1,050
    Supplies and maintenance                                              1,500
                                                              -----------------

       Total cost of revenues                                             4,000
                                                              -----------------

Gross margin                                                              8,875

General and administrative expenses
    Advertising                                                           1,100
    Legal and professional fees                                           5,885
    Occupancy                                                               820
    Office supplies and expense                                           1,747
    Outside services                                                      1,500
    Printing and reproduction                                               537
    Telephone and utilities                                                 192
                                                              -----------------

       Total general and administrative expenses                         11,781
                                                              -----------------

Loss from operations                                                     (2,906)

Other income (expense)
    Interest income                                                           9
                                                              -----------------

Net loss before provision for income taxes                               (2,897)

Provision for income tax expense (benefit)                                 ---
                                                              -----------------

Net loss/Comprehensive loss                                   $          (2,897)
                                                             ==================

Net income per common share-- basic and diluted               $             ---
                                                             ==================

Weighted average of common shares-- basic and diluted                 1,080,280
                                                             ==================





          See accompanying notes to consolidated financial statements.

                           GLOBAL YACHT SERVICES, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

               FEBRUARY 21, 2001 (INCEPTION) THROUGH JUNE 30, 2001



                                             Common Stock             Additional
                                             ------------              Paid-In        Accumulated
                                         Shares          Amount         Capital          deficit             Total
                                      ------------    -----------     -----------     --------------      -----------
Balance, February 21, 2001                     ---    $       ---     $       ---     $          ---      $       ---

Issuance of common stock,
  February 22, 2001                      1,000,000          1,000           9,000                ---           10,000

Issuance of common stock,
  May 4, 2001                                5,000              5             495                ---              500

Issuance of common stock,
  May 25, 2001                             277,777            278          49,722                ---           50,000

Cost of occupancy
  contributed by officer                       ---            ---             820                ---              820

Net loss/Comprehensive loss                    ---            ---             ---             (2,897)          (2,897)
                                      ------------    -----------     -----------     --------------      -----------

Balance, June 30, 2001                   1,282,777    $     1,283     $    59,997     $       (2,897)     $    58,423
                                      ============    ===========     ===========     ==============      ===========




          See accompanying notes to consolidated financial statements.

                           GLOBAL YACHT SERVICES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

               FEBRUARY 21, 2001 (INCEPTION) THROUGH JUNE 30, 2001




CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                 $          (2,897)
    Adjustments to reconcile net loss to net cash used in
    operating activities
      Occupancy costs contributed by officer                               820
      Changes in operating assets and liabilities
        (Increase) in accounts receivable                                 (600)
        Increase in accounts payable and accrued expenses                5,606
                                                             ------------------

              Net cash provided by operating activities                  2,929
                                                             ------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                       ---
                                                             ------------------

              Net cash provided by investing activities                    ---
                                                             ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                              60,500
                                                             ------------------

              Net cash provided by financing activities                 60,500
                                                             ------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               63,429

CASH AND CASH EQUIVALENTS, beginning of period                             ---
                                                             ------------------

CASH AND CASH EQUIVALENTS, end of period                     $          63,429
                                                             ==================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                        $             ---
                                                             =================
    Interest paid                                            $             ---
                                                             =================



          See accompanying notes to consolidated financial statements.

                           GLOBAL YACHT SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2001




Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Global Yacht Services, Inc. and its subsidiary (the "Company") provides chartering, delivery, maintenance and consulting services to luxury yacht owners and manufacturers. The Company's President is a United States Coast Guard certified captain. The Company was incorporated in the state of Nevada on February 21, 2001 and is headquartered in San Diego, California.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Global Yacht Services, Inc. and its majority owned subsidiary Global Yacht Services, Ltd. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated, if any.

         Cash and Cash Equivalents - For purposes of the consolidated balance sheet and consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Receivables - Receivables represent valid claims against debtors for sales or other charges arising on or before the balance-sheet date and are reduced to their estimated net realizable value. An allowance for doubtful accounts will be computed as a percentage (%) of sales when more experience is established. As of June 30, 2001, the Company considered all receivables fully collectible.

         Fair Value of Financial Instruments - The carrying value of cash, accounts receivable, and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Costs of Goods Sold - The Company records revenues of its services when they are complete and collectibility is reasonably assured. The Company will also provide an allowance for returns when experience is established. Cost of goods sold consists of fuel, docking fees, supplies and cost of services and related expenses of personnel used.

         Advertising Costs - The Company expenses all advertising costs as incurred.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

                           GLOBAL YACHT SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2001




Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. The Company adopted this consensus upon incorporation on February 21, 2001. Such capitalized costs, if material, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.


NOTE 2 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $2,897 since inception through June 30, 2001.

         The Company occupies office space within the officer's residence. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the officer's total monthly costs. These amounts are shown in the accompanying consolidated statement of operations for period ended June 30, 2001.


NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third party vendors. As such, there is no accrual for wages or compensated absences as of June 30, 2001.


NOTE 4 - COMMON STOCK

         On February 22, 2001, the Company issued 1,000,000 shares of its common stock to its officer and founder for $10,000 cash to initially capitalize the Company. Since there was no readily available market value at the time the shares were issued, the value of $0.01 per share was considered as a reasonable estimate of fair value between the officer and the Company.

         On May 4, 2001, the Company issued 5,000 shares of its common stock to an officer for $500 cash. Since there was no readily available market value at the time the shares were issued, the value of $0.10 per share was considered as a reasonable estimate of fair value between the office and the Company.

                           GLOBAL YACHT SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2001




NOTE 4 - COMMON STOCK (CONT'D)

         On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 5 of the Securities Act of 1933 and Regulation S promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, the Company issued 277,777 shares of its common stock at $0.18 per share for a total of $50,000.


NOTE 5 - INCOME TAXES

         At June 30, 2001, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $2,897, expiring 2016, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $435 at June 30, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($435) has been provided for the deferred tax assets.


NOTE 6 - RELATED PARTY TRANSACTIONS

         On February 22, 2001 and May 4, 2001, the Company issued 1,000,000 and 5,000 shares of its common stock, respectively to it current officers for cash as described in Note 4.

         The Company occupies office space provided by its officer. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the officer's total monthly costs. These amounts are shown in the accompanying consolidated statement of operations for the period ended June 30, 2001 and are considered additional contributions of capital by the officer and the Company.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
---------------------------------------------------------------------------

In August 2001, our Board of Directors appointed Quintanilla Accountancy Corporation, independent accountants, to audit our financials statements from February 21, 2001, our date of formation, through June 30, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from February 21, 2001, our date of formation, through June 30, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Quintanilla Accountancy Corporation and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
    o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately        $39.60
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately        $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately        $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately        $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately        $5,000.00
======================================== ==================== ===============


Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In May 2001, we issued 97,222 shares of our common stock to Carib-Ventures, Inc. in exchange for $17,499.96, and 180,555 shares of our common stock to Flexgene Corp. for $32,499.90. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The net proceeds were approximately $50,000. Both of the investors were non-U.S. persons and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchasers of the securities certified that they were not U.S. persons and they were not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

In May 2001, we issued 5,000 shares of our common stock to Melissa Day, our secretary, treasurer and one of our directors, in exchange for $500, or $0.10 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Ms. Day has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the prospective investment. In addition, Ms. Day had sufficient access to material information about us because she is our secretary, treasurer and one of our directors.

In February 2001, we issued 1,000,000 shares of our common stock to Mitch Keeler, our president and one of our directors, in exchange for $10,000, or $0.01 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Keeler has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Keeler had sufficient access to material information about us because he is our president and one of our directors.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
------------

1.            Underwriting Agreement (not applicable)

3.1           Articles of Incorporation*

3.2           Certificate of Amendment to Articles of Incorporation*

3.3           Bylaws*

5.            Executed Opinion Re: Legality**

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings***

15.           Letter on unaudited interim financial information (not applicable)

21            Subsidiaries of the Registrant**

23.1          Consent of Auditors

23.2          Consent of Counsel****

*        Included in registration statement on Form SB-2 filed on
         September 21, 2001.
** Included in registration statement on Form SB-2, Amendment No.1 filed on November 21, 2001.
***      Included in Financial Statements
****     Included in Exhibit 5


Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of San Diego, State of California, on January 30, 2002.

Global Yacht Services, Inc.,
a Nevada corporation

/s/ Mitch Keeler
--------------------------------------------
Mitch Keeler
principal executive officer
president, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Mitch Keeler                                         January 30, 2002
--------------------------------------------
Mitch Keeler
principal executive officer
president, director


/s/ Melissa Day                                          January 30, 2002
--------------------------------------------
Melissa Day
principal financial officer
secretary, treasurer, director